                                                                      Ex. 10.13

                             EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of May 1, 1996 by and between GARY VELASQUEZ (the "Employee") and FOUNDATION HEALTH CORPORATION, a Delaware corporation (the "Company").

         1.   TERM OF EMPLOYMENT.

         (a) BASIC RULE. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Company, for a three-year period commencing as of the date hereof and ending May 1, 1999, unless sooner terminated pursuant to Subsection (b), (c), or (d) below.

         (b) EARLY TERMINATION. Subject to Sections 6 and 7, the Company may terminate the Employee's employment by giving the Employee 30 days' advance notice in writing. The Employee may terminate his employment by giving the Company 30 days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

         (c) CAUSE. The Company may terminate the Employee's employment for Cause at any time by giving the Employee notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) a failure by the Employee to perform his duties, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, (ii) misconduct or fraud or (iii) conviction of, or a plea of "guilty" or "no contest" to, a felony.

         (d) DISABILITY. The Company may terminate the Employee's active employment due to Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has not performed his duties under this Agreement for at least 90 working days in a period of not more than 365 consecutive days as the result of his incapacity due to physical or mental illness.

         (e) RIGHTS UPON TERMINATION. Upon the termination of the Employee's employment pursuant to this Section 1, the Employee shall only be entitled to legally mandated benefits accruing during the period preceding the effective date of the termination, except as expressly provided in
Section 6 or 7, as applicable. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee upon the termination of his employment.

         (f) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.

         2.   EMPLOYEE'S DUTIES.

         During the term of his employment under this Agreement, the Employee shall serve the Corporation as President and Chief Operating Officer - Foundation Health, a California Health Plan and shall devote his full business efforts and time to the Company and its subsidiaries and shall not render services to any other person or entity without the prior written consent of the Company's President and Chief Executive Officer or his designee. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with his responsibilities to the Company.

         3.   BASE COMPENSATION.

         During the term of his employment under this Agreement, the Company agrees to pay the Employee as compensation for his services a base salary at the annual rate of $275,000 or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Section 3, together with any changes in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

         4.   EMPLOYEE BENEFITS.

         (a) During the term of his employment under this Agreement, the Employee shall be eligible to participate in employee benefit plans and compensation programs maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any person or committee administering such plan or program.

         (b) Employee shall be eligible to participate in the Company's Executive Bonus Plan (or such other management incentive program adopted by the Board to replace such Bonus Plan) which may entitle Employee to an annual bonus for the fiscal year ending June 30, 1996, and for each fiscal year thereafter during the term. The bonus shall continue at 50% of Employee's Base Compensation. During the first year of employment, the bonus, if any, shall be prorated from date of employment.

         5.   BUSINESS EXPENSES.

         During the term of his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

         6.   CHANGE IN CONTROL.

         (a) DEFINITION. For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

         (i) A change in the composition of the Company's Board of Directors (the "Board"), as a result of which fewer than two-thirds of the incumbent directors are directors who either (A) had been directors of the Company 24 months prior to such change or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

         (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"), except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         (b) GOOD REASON. For purposes of Section 6 under this Agreement, unless otherwise consented to by Employee, "Good Reason" shall mean that the
Employee:

         (i)    Has been demoted;

         (ii) Has incurred a substantial reduction in his authority or responsibility; or

         (iii)  Has incurred a reduction in his Base Compensation;

except that a mere change in reporting relationship or title as a result of organizational restructuring shall not be considered "Good Reason".

         (c) SEVERANCE PAYMENT. If, during the term of this Agreement and within two years after the occurrence of a Change in Control, the Employee voluntarily resigns his employment for Good Reason or the Company terminates the Employee's employment for any reason other than Cause, then the Employee shall be entitled to receive a severance payment from the Company (the "Severance Payment"). The Severance Payment shall be made in a lump sum not more than five business days following the date of the employment termination and shall be in an amount determined under Subsection (d) below. The Severance Payment shall be in lieu of any further payments to the Employee under Section 3 and any further accrual of benefits under Section 4 with respect to periods subsequent to the date of the employment termination.

         (d)  AMOUNT.  The amount of the Severance Payment shall be equal to
1.5 times the Employee's annual rate of Base Compensation, as in effect on the date of the employment termination.

         (e) INCENTIVE PROGRAMS. If, during the term of this Agreement, a Change in Control occurs with respect to the Company, the Employee shall become fully vested in all awards heretofore or hereafter granted to him under all incentive compensation, deferred compensation, bonus, stock option, stock appreciation rights, restricted stock, phantom stock or similar plans maintained by the Company, any contrary provisions of such plans notwithstanding.

         (f) INSURANCE COVERAGE. During the 12-month period commencing upon a termination of employment described in Subsection (c) above, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the basic group insurance plans maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during such 12-month period, the Company shall provide the Employee with the same level of coverage at the same cost under individual policies.

         (g) NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner).

         (h) POOLING-OF-INTEREST ACCOUNTING RULES. Any other provision of this Agreement shall be invalid to the extent that the implementation of such provision would preclude the application of pooling-of-interests accounting treatment to a transaction (including a Change in Control) for which such treatment is to be adopted by the Company and which has been approved by the Board of Directors of the Company. If the pooling-of-interests accounting rules require the invalidation of one or more provisions of this Agreement, the adverse impact on the Employee shall be proportionate to the adverse impact on all similarly situated employees of the Company, as determined by the Board of Directors of the Company. All determinations regarding the pooling-of-interests accounting rules for purposes off this Subsection (h) shall be made by the independent auditors retained by the Company most recently prior to the Change of Control ("the Auditors").

         7.   TERMINATION BY COMPANY WITHOUT CAUSE.

         (a) CONTINUATION PERIOD. If, during the term of this Agreement, the Company terminates the Employee's employment for any reason other than Cause or Disability and if Section 6 does not apply, then the Employee shall be entitled to receive all of the payments and benefit coverage described in this Section 7. Such payments and benefit coverage shall continue for the period commencing on the date when the employment termination is effective and ending on the earlier of (i) the day 12 months after such date or (ii) the date of the Employee's death (the "Continuation Period").

         (b) BASE COMPENSATION. During the Continuation Period, the Company shall pay the Employee, in accordance with Section 3, his Base Compensation at the annual rate in effect on the date of the employment termination.

         (c) INSURANCE COVERAGE. During the Continuation Period, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in all insurance or similar plans maintained by the Company, including (without limitation) life, disability, health and accident insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during the Continuation Period, the Company shall provide the Employee with the same level of coverage at the same cost under individual policies.

         (d) INCENTIVE PROGRAMS. The Continuation Period shall not be counted as employment with the Company for purposes of vesting under all executive compensation programs maintained by the Company, including (without limitation) incentive compensation, deferred compensation, bonus, stock option, stock appreciation rights, restricted stock, phantom stock or similar plans maintained by the Company (any contrary provisions of such plans notwithstanding), including any pension, thrift or profit-sharing plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor shall the Company be required to grant any new awards to the Employee under such executive compensation programs during the Continuation Period. The Continuation Period shall not be counted as employment with the Company for purposes of determining the expiration date of any stock option granted by the Company and held by the Employee when his employment terminates.

         (e) MITIGATION AND NEW EMPLOYMENT. The Employee shall not be required to mitigate the amount of any cash payment contemplated by this
Section 7, except that any such
payment shall be reduced by any earnings that the Employee may receive from any other source. All of the Employee's insurance coverage under Subsection
(c) above shall be discontinued (subject to applicable law) when the Employee becomes eligible for any group insurance coverage in connection with new employment or self-employment, regardless of whether the new group insurance coverage is equivalent to the coverage described in Subsection (c) above.

         8.   LIMITATION ON PAYMENTS.

         (a) BASIC RULE. Any other provision of this Agreement notwithstanding, the Company shall not be required to make any payment or transfer any property to, or for the benefit of, the Employee (under this Agreement or otherwise) that would be nondeductible by the Company by reason of section 280G of the Code or that would subject the Employee to the excise tax described in section 4999 of the Code. All calculations required by this
Section 10 shall be performed by the Auditors, based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

         (b) REDUCTIONS. If the amount of the aggregate payments or property transfers to the Employee must be reduced under this Section 8, then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of sections 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is nondeductible under section 280G of the Code or is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

         9.   SUCCESSORS.

         (a) COMPANY'S SUCCESSORS. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which he would have been entitled hereunder if the Company had involuntarily terminated his employment without Cause immediately after such succession becomes effective. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection
(a) or which becomes bound by this Agreement by operation of law.

         (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10.  NO DISCLOSURE OR SOLICITATION.

         (a) CONFIDENTIAL INFORMATION. During the term of this Agreement and at all times thereafter, the Employee shall not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) confidential information, proprietary data and customer lists of the Company, except as required by applicable law or legal process; provided, however, that "confidential information, proprietary data and customer lists" shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Employee agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, lists, reports and other documents (and copies thereof) relating to the business of the Company which he may then possess or have under his control.

         (b) SOLICITATION OF EMPLOYEES. During the term of this Agreement and, in the event of a termination under Section 7, during the Continuation Period, the Employee shall not, directly or indirectly:

         (i) Contact any employee or consultant of the Company or any of its subsidiaries to solicit such employee or consultant (or any entity in which such employee or consultant has a significant equity interest) to become an employee, partner or independent contractor of the Employee or any other person; or

        (ii) Employ or engage any present or former employee or consultant of the Company or any of its subsidiaries (or any entity in which such employee or consultant has a significant equity interest) as an employee, partner or independent contractor of the Employee or any other person, except an employee or consultant who has performed no work for the company or any of its subsidiaries for three consecutive calendar years prior to employment or engagement by Employee.

         11.  MISCELLANEOUS PROVISIONS.

         (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes, without limitation, any prior agreement entered into by the parties (or by any wholly owned subsidiary of the Company and the Employee) hereto.

         (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

         (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

         (f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (g) ARBITRATION. Except as otherwise provided in Section 8, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the California Code of Civil Procedure, Section 1280 et seq., except where federal law requires otherwise, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association shall be paid as determined by the arbitrator.

         (h) NO ASSIGNMENT. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                             /s/ GARY A. VELASQUEZ
                                        ---------------------------------------
                                        Employee


                                        FOUNDATION HEALTH CORPORATION


                                        By     /s/ DANIEL D. CROWLEY
                                          -------------------------------------

                                        Title     Chairman, President & CEO
                                             ----------------------------------